Exhibit 99.1

comScore, Inc. Reports Fourth Quarter and Full Year 2013 Results

Record Quarterly and Annual Revenue Reflect Continued Momentum
Across Audience, Advertising and Digital Enterprise Businesses
RESTON, VA - February 11, 2014 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the fourth quarter and full year of 2013. Separately, the Company also today announced that its Board of Directors has appointed Serge Matta as Chief Executive Officer, Dr. Magid Abraham as Executive Chairman of the Board of Directors and Gian Fulgoni as Chairman Emeritus of comScore, all effective March 1, 2014.
Fourth Quarter and Full Year 2013
comScore achieved record quarterly revenue of $76.5 million; GAAP income before income taxes of $0.3 million; and GAAP net income of $0.2 million, or $0.00 per basic and diluted share.
Fourth quarter and full year 2013 metrics compared to pro forma* results for the fourth quarter and full year 2012 were as follows:

•	Fourth quarter revenue of $76.5 million, up 15% from a year ago.

•	Fourth quarter Adjusted EBITDA of $17.1 million, up 47% from a year ago.

•	Fourth quarter Adjusted EBITDA margin was 22% of revenue, up from 18% from a year ago.

•	Annual revenue of $285.5 million, up 16% from a year ago.

•	Annual Adjusted EBITDA of $60.1 million, up 40% from a year ago.
* All amounts, including implied prior year Pro Forma amounts, reflect adjustments to exclude the Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products. Prior period amounts have been adjusted to reflect the same assumptions with respect to the Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Dr. Magid Abraham, comScore's chief executive officer, said, "Our strong fourth quarter and full-year performance reflected the significant momentum comScore generated throughout 2013 with our leading digital measurement products and multi-platform capabilities. We delivered meaningful market share gains, record revenue, strong margin expansion and EBITDA growth well above expectations. In 2014, we plan to build upon this great momentum while continuing our focus on sharp execution.
“Looking ahead, we have a unique opportunity to shape a fast-developing, cross-media and total video measurement market that we believe to be approximately $3 billion in size.  Our FTC-mandated license agreement with Nielsen for TV viewing data from 70,000 Arbitron panelists will enable significant expansion of our cross-media measurement capabilities with a very attractive cost structure. With our breadth of data assets and capabilities, we believe that comScore is the only company positioned to deliver Total Video measurement at scale.  We believe in this potential so much that we will be investing an additional $8 million to $10 million to support this opportunity in 2014.”

“As we move aggressively to realize our vision for Total Video measurement, we’re also working to significantly expand the reach of our advertising solutions,” said Serge Matta, comScore’s President, “Our partnership with Google will embed vCE in Google’s DoubleClick ad management platform making vCE seamlessly accessible to DoubleClick’s massive display, mobile, and video advertising footprint.  With a great team, exciting partnerships, and the wind at our backs, we are well-positioned to deliver superior value to our shareholders and customers and drive our next stage of growth.”

Fourth Quarter 2013 Supplemental Financial and Business Information*
(dollars in millions)
(unaudited)

	4Q13	Pro Forma 4Q12*	Change
Subscription Revenue	$68.4	$56.6	20.8%
Project Revenue	$8.1	$9.6	(15.6)%
Existing Customer Revenue	$69.5	$58.6	18.6%
New Customer Revenue	$7.0	$7.7	(9.1)%
International Revenue	$22.1	$19.8	11.6%
Customer Count	2,368	2,144	10.4%

* Pro forma revenue and customer count amounts are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products. Prior period amounts have been adjusted to reflect the same assumptions with respect to the Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the first quarter of 2014 are outlined in the table below:

GAAP revenue	$74.8 million to $76.7 million

GAAP (loss) income before income taxes	($4.8) million to ($3.1) million

Adjusted EBITDA**	$12.0 million to $13.7 million

Estimated fully-diluted shares	36.1 million
comScore's expectations for full year 2014 are outlined in the table below:

GAAP revenue	$316.5 million to $327.5 million

GAAP (loss) income before income taxes	($2.8) million to $6.7 million

Adjusted EBITDA**	$58.8 million to $67.5 million

Estimated fully-diluted shares	36.3 million

**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP Income (loss) before income taxes is set forth in the attachment to this press release.
Given the discussion herein regarding our non-health copy testing and configuration manager products, we are also providing Non-GAAP pro forma revenue and pro forma Adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, February 11 at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-680-0869, Pass code 24584096
(International) 617-213-4854, Pass code 24584096
Replay Number: 888-286-8010, Pass code 14934432
(International) 617-801-6888, Pass code 14934432
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to Non-Health Copy Testing and Configuration Manager products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of new products and services by customers; expectations regarding continued growth of its customer base; expectations as to the company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products, including Total Video measurement; the expected market size available to Total Video measurement and comScore's expected investment in such market; expectations as to the benefits of comScore’s partnership with Google; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the first quarter and full year of 2014 and beyond. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to sell additional subscription-based products to customers; comScore’s dependence on key partnership arrangements, comScore's ability to sell additional products and services to existing customers; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and other filings we make from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$76,495	$68,354	$286,860	$255,193
Cost of revenue (excludes amortization of intangible assets) (1)	24,196	23,674	89,963	86,379
Selling and marketing (1)	25,743	25,341	99,947	91,849
Research and development (1)	10,558	8,728	41,025	33,994
General and administrative (1)	13,707	9,903	46,449	38,134
Amortization of intangible assets	1,914	2,282	7,957	9,289
Gain on asset disposition	—	—	(214)	—
Impairment of intangible assets	—	—	—	3,349
Settlement of litigation	(200)	—	(1,360)	—
Total expenses from operations	75,918	69,928	283,767	262,994
Income (loss) from operations	577	(1,574)	3,093	(7,801)
Interest and other (expense), net	(368)	(329)	(938)	(870)
Gain (loss) from foreign currency	103	28	(62)	(744)
Income (loss) before income tax provision	312	(1,875)	2,093	(9,415)
Income tax benefit (provision)	(142)	262	(4,426)	(2,374)
Net income (loss)	$170	$(1,613)	$(2,333)	$(11,789)
Net loss per common share:
Basic	$0.00	$(0.05)	$(0.07)	$(0.35)
Diluted	$0.00	$(0.05)	$(0.07)	$(0.35)
Weighted-average number of shares used in per share calculation - common stock:
Basic	35,487,041	33,705,129	34,443,126	33,244,798
Diluted	35,770,458	33,705,129	34,443,126	33,244,798

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$911	$641	$3,346	$2,481
Selling and marketing	$2,543	$3,986	$11,062	$12,283
Research and development	$858	$525	$3,021	$1,919
General and administrative	$3,335	$2,151	$9,606	$8,213

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2013	December 31, 2012
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$67,795	$61,764
Accounts receivable, net of allowances of $1,667 and $1,117, respectively	90,040	68,348
Prepaid expenses and other current assets	10,162	8,877
Deferred tax assets	10,802	9,940
Total current assets	178,799	148,929
Property and equipment, net	37,995	31,418
Other non-current assets	1,123	414
Long-term deferred tax assets	9,244	12,065
Intangible assets, net	32,938	40,759
Goodwill	103,314	102,900
Total assets	$363,413	$336,485
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Accounts payable	3,378	7,229
Accrued expenses	33,472	24,409
Deferred revenue	86,607	80,824
Deferred rent	1,155	807
Deferred tax liabilities	10	17
Capital lease obligations	10,351	8,020
Total current liabilities	134,973	121,306
Deferred rent, long-term	11,747	10,096
Deferred revenue, long-term	2,859	1,715
Deferred tax liabilities, long-term	595	130
Capital lease obligations, long-term	13,330	6,478
Other long-term liabilities	1,107	1,117
Total liabilities	164,611	140,842
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	293,322	274,622
Accumulated other comprehensive income	1,726	1,825
Accumulated deficit	(83,173)	(80,840)
Treasury stock	(13,109)	—
Total stockholders’ equity	198,802	195,643
Total liabilities and stockholders’ equity	$363,413	$336,485

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Twelve Months Ended December 31,
	2013	2012
	(unaudited)	*
Operating activities:
Net loss	$(2,333)	$(11,789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16,777	14,159
Amortization of intangible assets	7,957	9,289
Impairment of intangible assets	—	3,349
Provision for bad debts	1,248	1,429
Stock-based compensation	27,035	24,896
Amortization of deferred rent	(340)	934
Deferred tax provision	2,381	896
(Gain) loss on asset disposition	(267)	140
Changes in operating assets and liabilities:
Accounts receivable	(22,560)	(4,936)
Prepaid expenses and other current assets	(712)	1,465
Accounts payable, accrued expenses, and other liabilities	5,672	(7,840)
Deferred revenue	7,364	11,568
Deferred rent	2,352	1,312
Net cash provided by operating activities	44,574	44,872
Investing activities:
Proceeds from asset disposition, net	160	—
Purchase of property and equipment	(4,597)	(7,590)
Net cash used in investing activities	(4,437)	(7,590)
Financing activities:
Proceeds from the exercise of common stock options	227	238
Repurchase of common stock (withholding taxes)	(9,312)	(7,362)
Repurchase of common stock (treasury shares)	(13,109)	—
Principal payments on capital lease obligations	(10,212)	(7,012)
Proceeds from financing arrangements	3,985	4,131
Principal payments on financing arrangements	(3,985)	(4,280)
Debt issuance costs	(479)	—
Net cash used in financing activities	(32,885)	(14,285)
Effect of exchange rate changes on cash	(1,221)	696
Net increase in cash and cash equivalents	6,031	23,693
Cash and cash equivalents at beginning of period	61,764	38,071
Cash and cash equivalents at end of period	$67,795	$61,764

* Information derived from the audited Consolidated Financial Statements

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$76,495	$68,354	$286,860	$255,193
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(2,107)	(1,330)	(8,328)
Non-GAAP Revenue (1)	$76,495	$66,247	$285,530	$246,865

Income (loss) before income taxes	$312	$(1,875)	$2,093	$(9,415)
Deferred tax (provision) benefit	513	755	(2,381)	(896)
Current cash tax benefit (provision)	(655)	(493)	(2,045)	(1,478)
Net income (loss)	170	(1,613)	(2,333)	(11,789)
Amortization of intangible assets	1,914	2,282	7,957	9,289
Impairment of intangible assets	—	—	—	3,349
Stock-based compensation	7,647	7,303	27,035	24,896
Costs related to acquisitions, restructuring and other non-recurring items	2,424	640	7,015	1,437
Settlement of litigation	(200)	—	(1,360)	—
Gain on asset disposition	—	—	(214)	—
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	(518)	(170)	(1,572)
Deferred tax provision	(513)	(755)	2,381	896
Non-GAAP net income (loss) (1)	11,442	7,339	40,311	26,506
Current cash tax provision	655	493	2,045	1,478
Depreciation	4,657	3,690	16,777	14,159
Interest Exp (income), net	368	160	938	658
Adjusted EBITDA (1)	$17,122	$11,682	$60,071	$42,801
Adjusted EBITDA margin (%)	22%	18%	21%	17%

EPS (diluted)	$0.00	$(0.05)	$(0.07)	$(0.35)
Non-GAAP EPS (diluted)	$0.32	$0.21	$1.12	$0.75

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	35,770,458	33,705,129	34,443,126	33,244,798
Non-GAAP EPS (diluted)	35,770,458	35,743,650	35,912,762	35,388,656

(1) Amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net cash provided by operating activities	$5,762	$11,744	$44,574	$44,872
Purchase of property and equipment	(1,037)	(2,630)	(4,597)	(7,590)
Free cash flow	$4,725	$9,114	$39,977	$37,282

Fourth Quarter 2013 Supplemental GAAP Financial and Business Information
(dollars in millions)
(unaudited)

	4Q13	4Q12	Change
Subscription Revenue	$68.4	$58.4	17.1%
Project Revenue	$8.1	$10.0	(19.0)%
Existing Customer Revenue	$69.5	$60.4	15.1%
New Customer Revenue	$7.0	$8.0	(12.5)%
International Revenue	$22.1	$20.5	7.8%
Customer Count	2,368	2,159	9.7%

Fourth Quarter 2013 Supplemental Pro Forma Financial and Business Information (1)
(dollars in millions)
(unaudited)

	4Q13(1)	Pro Forma 4Q12(1)	Change
Subscription Revenue	$68.4	$56.6	20.8%
Project Revenue	$8.1	$9.6	(15.6)%
Existing Customer Revenue	$69.5	$58.6	18.6%
New Customer Revenue	$7.0	$7.7	(9.1)%
International Revenue	$22.1	$19.8	11.6%
Customer Count	2,368	2,144	10.4%

(1) Pro forma revenue and customer count amounts are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products.

Revenue and Reconciliation of Income (Loss) before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending March 31, 2014 and December 31, 2014 are based on the mid-points of the range of guidance provided herein
The three and twelve month periods ending March 31, 2013 and December 31, 2013 have been adjusted to exclude the results of operations from the Non-Health Copy-Testing and Configuration Manager products activity which was disposed of during the first quarter of 2013.

	Three Months Ended March 31,		Full Year December 31,
	2014	2013 (1)	2014	2013 (1)
	(unaudited)		(unaudited)

Revenue	$75,800	$67,518	$322,000	$285,530

Income (loss) before income taxes	(3,900)	246	$2,000	2,183
Amortization of acquired intangibles	1,900	1,891	7,700	7,697
Stock-based compensation	7,600	4,999	28,600	27,035
Costs related to acquisitions, restructuring and other non-recurring items	2,000	1,418	4,500	7,015
Settlement of litigation	(100)	—	(800)	(1,360)
Gain on ARS disposition	—	(210)	—	(214)
Depreciation	5,000	4,111	19,900	16,777
Interest expense, net	400	179	1,300	938
Adjusted EBITDA	$12,900	$12,634	$63,200	$60,071
Adjusted EBITDA margin (%)	17%	19%	20%	21%

Estimated Q1 2014 and full year 2014 non-GAAP (Diluted) share count is 36.1M and 36.3M, respectively.

(1) Amounts include adjustments to exclude the Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products.

Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (1)
(dollars in thousands)

	Three Months Ended March 31,
	2014			2013
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$75,800	—	$75,800	$68,848	(1,330)	$67,518
Adjusted EBITDA(2)	$12,900	—	$12,900	$12,804	(170)	$12,634
Adjusted EBITDA margin (%)	17%	—	17%	19%	13%	19%

	Twelve Months Ended December 31,
	2014			2013
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products	Adjusted	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$322,000	—	$322,000	$286,860	(1,330)	285,530
Adjusted EBITDA(2)	$63,200	—	$63,200	$60,241	(170)	$60,071
Adjusted EBITDA margin (%)	20%	—	20%	21%	13%	21%

(1) 2013 pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products.
(2) See reconciliation of Adjusted EBITDA.
(3) Adjustments to exclude the Non-Health Copy Testing and Configuration Manager products are based on management’s estimates of the revenue and results of operations of such products during 2013.